Exhibit 10.2

                          BUSINESS MANAGEMENT AGREEMENT

     AGREEMENT made as of the 27th. February, 2002, by and among SHIMODA RESOURCES HOLDINGS, INC., a corporation organized under the laws of Nevada (the "Corporation"), and SHIMODA CAPITAL ADVISORS LIMITED, a limited liability company organized under the laws of the Cayman Islands (the "Business Manager").

WITNESSETH:
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     WHEREAS,  the Corporation is organized under the laws of Nevada,  formed of the purpose of acquiring resources licences and resource companies in Emerging Europe,i.e. the Russian Federation and other former Soviet Union republics, as well as Central and Eastern Europe; and

     WHEREAS, the Corporation desires to retain the management services of the Business Manager for the Corporation, and the Business Manager is willing to render such services, upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and mutual convenience hereinafter set forth, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged the parties hereto intending to be legally bound hereby agree as follows:

1. Appointment of the Business Manager. The Corporation hereby appoints the Business Manager to act as the Business Manager to the Corporation for the period and on the terms set forth in this Agreement. The Business Manager accepts such appointment and agrees to render the services described herein for the compensation herein provided, in accordance with the terms and conditions set forth herein.

2. Duties of the Business Manager. Subject to the overall supervision and authority of the Corporation's Board of Directors, the Business Manager shall be responsible for the acquisition, management and disposition of the assets of the Corporation in accordance with the Corporation's objectives, policies and restrictions, the execution of all contracts, agreements, instruments and other documents related to such activities, subject to the following understandings:

     (a) The Business Manager shall furnish a continuous management program for the Corporation and, in so doing, shall determine from time to time what resources opportunities will be acquired, retained, sold or pledged by the Corporation.

     (b) The Corporation hereby appoints the Business Manager as an agent of the Corporation with discretionary authority to negotiate and to effect resource acquisition transactions and to implement the objectives and policies described in the Bylaws on behalf and in the name of the Corporation pursuant to the Business Manager's determination either directly with, or indirectly through a sub-Business Manager, or with any other such agent.

     (c) The Corporation appoints the Business Manager as an agent of the Corporation with discretionary authority to determine when and how much the Corporation should borrow, to negotiate the terms of all such borrowings and to borrow, or instruct the Corporation's directors to borrow and to execute documents in connection with such that prior written notice of such borrowings shall be given to the Corporation's directors.

     (d) Whenever the Business Manager deems the purchase or sale of an resources opportunity to be in the best interest of the Corporation, the Business Manager may, but shall not be obligated to aggregate if any. Allocation of any resources opportunities, so aquired or sold, as well as the expenses incurred in the transaction, will be obligations to the Corporation.

     (f) The Business Manager shall render to the Corporation's Board of Directors such periodic and special reports as the Corporation's Board of Directors may reasonably request.

     (g) The Business Manager, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Bylaws of the Corporation and the instructions and directions of the Board of Directors of the Corporation.

    (h) The Business Manager shall use its best efforts, judgment and facilities in the performance of its duties under this Agreement.

3. Execution of Acquisitions and Divestments. The Corporation authorizes the Business Manager directly or through any sub-Business Manager, to select the agents that will execute acquisitions and divestments for the Corporation and directs the Business Manager to use its best efforts to obtain the best available price and execution except as prescribed herein.

4. Delivery of Documents. The Corporation has delivered to the Business Manager copies of the Bylaws of the Corporation as in effect on the date hereof, and will promptly notify and will deliver to the Business Manager all future amendments and supplements thereto, if any. The Business Manager may rely on these documents.

5. Remuneration and Expenses.

     (a) Fees.
          (i) For the services provided by the Business Manager pursuant to this Agreement, the Corporation shall pay the Business Manager as compensation therefor a management fee equal to 1.5% per annum of the enterprise value (EV) of the Corporation, payable monthly in advance. This fee shall be paid in U.S. Dollars and in immediately available funds promptly at the beginning of each such month.

          (ii) The Business Manager shall also be entitled to receive a performance fee equal to 15.0% of the appreciation in the EV per share of the Corporation per quarter, payable in arrears, paid only in respect to appreciation that causes the EV of such share to exceed the highest EV of the share on any previous performance fee calculation date.

The performance fee is intended to create an incentive for the Business Manager to maximise the performance of the Corporation's shares.

     (b) Expenses.
          The Corporation shall reimburse the Business Manager for all reasonable out-of-pocket expenses incurred by it in connection with the services to be performed by it pursuant to this Agreement. The Business Manager shall be authorized to pay or cause the payment of all expenses of the Corporation.

     (c) Fees of an Advisor.
          The Corporation shall bear and pay all the fees and expenses incurred by it in connection with the retention of the services of any Resource Project Advisor in connection with the performance of the Business Manager's duties under the Agreement. The agreements between the Business Manager and each Advisor, if any, will contain provisions requiring the Advisors to adopt standards of care similar to those contained in this Agreement.

     (d) Performance Fee Disclosure.
          The Corporation  acknowledges  that the fee  arrangement  contained in
          Section 6(a) hereof may create an unrealized appreciation for the Business Manager to make acquisitions that are riskier or more speculative than would be the case in the absence of a performance fee.

Since the Business Manager's compensation 5(a) hereof is based in part on the unrealized appreciation of assets for which market quotations are not readily available, the value of such assets will be recorded at their fair value as determined in good faith by the Board of Directors of the Corporation in consultation with the Business Manager.

6. Liability and Indemnification of Business Manager.

     (a) The Business Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Corporation in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Business Manager in the performance of its obligations and duties under this Agreement. Nothing herein shall in any way constitute a waiver or limitation of any rights which the undersigned may have under any federal securities laws.

     (b) The Corporation shall indemnify the Business Manager to the fullest extent permitted by law against any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees incurred by the Business Manager of the Corporation except to the extent that such action, suit or proceeding results from willful misfeasance, bad faith or gross negligence on the part of the Business Manager.

7. Term; Assignment.

     (a) This Agreement shall be effective from the date hereof for a period of five (5) years, superseding all previous agreements between the parties hereto and thereafter this Agreement shall automatically be renewed for additional consecutive five-year terms, until terminated by the any of the parties hereto as provided herein. The Corporation and the Business Manager may each terminate this agreement as of the last day of the five-year period on at least ninety
(90) days' written notice to the other party. No such termination will, however, affect the liabilities or obligations of the parties under this Agreement arising from transactions initiated prior to such termination..

     (b) No party to this Agreement may assign right or delegate any obligation arising under this Agreement without the prior written consent of the other party hereto.

8. Independent Contractor Status. This Agreement shall not be construed to constitute a partnership between the Business Manager and the Corporation. In furnishing the services thereunder, the Business Manager shall for all purposes herein be acting as an independent contractor, and nothing contained herein shall be deemed to create an employer/employee relationship between the parties hereto. Accordingly, the Business Manager shall have no authority to act for or on behalf of the Corporation of to bind the Corporation in any way, except as provided in this Agreement or as may otherwise be authorized by the Board of Directors of the Corporation. Any office maintained by the Business Manager shall not be considered an office of the Corporation.

9. Non-Exclusivity. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Business Manager to engage in any other business or to devote his time and attention in part to any other business. Nothing in this Agreement shall limit or restrict the right of the Business Manager to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

10. Notices. All notices, requests, demands and other communications provided for under this Agreement shall be deemed delivered when sent if sent by telex or facsimile or, if mailed, five Business Days after mailing by certified air mail, postage prepaid, in all cases to party or parties at the following addresses:

     If to the Corporation, then to:

          Shimoda Resources Holdings, Inc.
          c/o. Suite 230, 15 River Road,
          Wilton, CT 06897,
          USA
          Telephone:    (1203) 563-9430
          Facsimile:    (1203) 563-9832

If to the Business Manager, then to:

          Shimoda Capital Advisors Limited.
          69 Jennett Street,
          George Town,
          Grand Cayman,
          Cayman Islands
          Telephone:    (345) 949-0050
          Facsimile:    (345) 949-8062
          Attention:    Mr.David Mapley

or as to each party, at such other address as shall be designated by such party notice to the other parties complying as to delivery with the terms of this
Section 10.

11. Entire Agreement. This Agreement constitutes the entire Agreement of the parties with respect to the subject matter hereof and supersedes all prior written and oral agreements and understandings.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflicts of laws.

13. Disputes. Any claim, dispute or controversy arising out of or in connection with or relating to this Agreement for the breach or alleged breach thereof shall be submitted by the parties to such dispute initially to mediation in the State of New York, before a single mediator agreeable to such parties. The mediator shall convene both parties for such meetings as the mediator may determine are necessary for the purposes of amicably resolving the dispute. If the parties are unsuccessful in amicably resolving any such dispute through mediation within forty-five days after the commencement of mediation then either party or both of them may submit any such claim, dispute or controversy to settlement by arbitration in the Cayman Islands before a panel of three arbitrators, and the Award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the dated herein above written.

                        SHIMODA RESOURCES HOLDINGS, INC.

                        By:     /s/ Peter J Lazaro
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                        Name:   Peter Joseph Lazaro

                        Title:  Secretary & Treasurer

                        SHIMODA CAPITAL ADVISORS LIMITED

                        By:     /s/ David J Mapley
                                ------------------

                        Name:   David John Mapley

                        Title:  Director